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                                                                    EXHIBIT 99.1


[ADEPT TECHNOLOGY, INC. LOGO]

CONTACTS:
Maili Bergman                                         Michael Overby
Director of Investor Relations                        Chief Financial Officer
408.434.5158 (voice)                                  408.434.5112 (voice)
408.434.5005 (fax)                                    408.434.5005 (fax)
maili.bergman@adept.com                               mike.overby@adept.com


ADEPT TECHNOLOGY REPORTS FOURTH QUARTER AND FISCAL YEAR-END 2001 RESULTS

(SAN JOSE, CA) August 1, 2001--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its fourth quarter and fiscal year ended June 30, 2001. Net sales for the quarter ended June 30, 2001 were $20.7 million, a decrease of 26% from revenues of $28.1 million for the fourth quarter ended June 30, 2000. Adept reported a net loss of $18.5 million or $1.41 per fully diluted share, before amortization of goodwill and other intangibles, for the quarter ended June 30, 2001, versus net income before amortization of goodwill and other intangibles of $0.9 million or $0.08 per fully diluted share, for the quarter ended June 30, 2000. Including amortization expense of $1.8 million, Adept reported a net loss of $20.3 million or $1.55 per fully diluted share, for the fourth quarter of fiscal 2001.

Net sales for fiscal 2001 were $100.3 million, an increase of 1.1% over $99.2 million for the fiscal year ended June 30, 2000. Net loss, before amortization expense, for fiscal 2001 was $28.4 million, or $2.44 per fully diluted share, versus net income, before amortization expense and other intangibles, of $0.2 million, or $0.03 per fully diluted share, for the fiscal year ended June 30, 2000. Including amortization expense of $6.8 million, Adept reported a net loss of $35.2 million, or $3.02 per share, for fiscal 2001.

The operating results include a significant inventory write-down of $5.8 million in the fourth quarter of fiscal 2001, which was due to the rapid decline in activity we experienced during the past quarter as

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well as our current sales outlook for fiscal 2002. The fourth quarter operating results also include $2.5 million of expense related to materials and engineering for the completion of our semi-automated workbenches and fully-automated workcells for laser welding and epoxy bonding and $1.2 million related to the implementation of our website, which the company had previously committed to early in the fourth quarter. In addition, the fiscal year-end 2001 results include the one-time valuation allowance of $4.8 million, which was taken in the third quarter of fiscal 2001 to offset the company's accumulated deferred tax assets.

Operating loss for the quarter ended June 30, 2001 was $18.3 million before amortization expense, and $20.1 million including amortization expense, as compared to operating income of $0.9 million for the quarter ended June 30, 2000. Adept had no gross margin for the quarter ended June 30, 2001 versus 45.2% in the quarter ended June 30, 2000. The decrease in gross margin percentage is due primarily to the inventory write-down, a significant decline in revenue from the semiconductor industry, declining orders with OEM customers in our base business and significantly reduced shipments in relation to a relatively fixed overhead cost structure. Operating expenses for the quarter ended June 30, 2001 were $18.2 million excluding amortization expense and $20.0 million including goodwill amortization expense, compared to $11.8 million in operating expenses for the quarter ended June 30, 2000.

"During the fourth quarter, delays and cutbacks in capital equipment spending by manufacturers across all the markets we serve continued to negatively impact our business," said Brian R. Carlisle, Chairman and Chief Executive Officer of Adept. "Although requests by customers to cancel or delay orders have subsided in recent weeks, the volume of business has trended significantly below the levels previously achieved. Based upon the current activity level as well as our customers' uncertainty as to the timing of a business recovery, we remain very cautious about the near-term outlook. As we announced last week, we have taken decisive steps to modify our cost structure and reduce our expenditures in response to the current industry environment. While a significant portion of the losses during the third and fourth quarters of fiscal 2001 were non-cash losses, with the actions we are taking in the first quarter of 2002, we will be reducing our operating expenses to a level sufficient to preserve the integrity of our business in this difficult market. At the same time, we are strategically re-aligning our resources to continue our dedication to research and development activities in future growth markets, which are critical to meeting our business objectives."


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Carlisle added, "We have spent significant effort in the last year developing new products in photonics automation, semiconductor material handling, robotics and controls. We brought those products out on schedule. We are now concentrating on introducing those new products to the market. Looking beyond the near-term uncertainty, we feel this investment in new products puts Adept in the leading position to supply precision assembly and material handling automation as the market recovers."

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

    - The company expects revenue for the first quarter of fiscal 2002 to be down 10% to 20% from fourth quarter 2001 revenue of $20.7 million; at this time we have limited visibility for the following quarters.

    - The company expects the gross margin percentage to be approximately 35 to 40 percent for the first quarter of fiscal 2002. Our lowered gross margin estimate is due primarily to lower volume over a reduced by relatively fixed manufacturing base.

    - Operating expenses in the first quarter of fiscal 2002 are expected to be $13 million vs. fourth quarter expenses of $18.2 million. The company expects a further reduction of operating expenses to approximately $11 million for the second quarter of fiscal 2002 as a result of cost reductions, which have already been taken during the first quarter of 2002. Additionally, Adept expects to take a restructuring charge and/or sell certain assets in conjunction with the cost reduction program. These actions could result in one-time charges of approximately $7.0 million to $8.5 million during the first quarter of 2002, of which no more than $2 million will be in cash.

    - The company expects to have $15 to $16 million of cash on hand at the end of the first quarter of fiscal 2002, and no debt.

    - The company does not expect to book any tax benefit or provision during fiscal 2002.


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    -   Depreciation is expected to be approximately $1.2 million in the first quarter of fiscal 2002.

    - The company anticipates the adoption of SFAS 142 - "Goodwill and Other Intangible Assets" during the first quarter of fiscal 2002. We will evaluate the effects of its adoption and do not anticipate recording any amortization expense during fiscal 2002.


INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer, Mike Overby, Vice President and Chief Financial Officer, and John Dulchinos, Vice President Sales, will host an investor conference call today, August 1, 2001 at 5:00p.m. Eastern Time to review the company's financials and operations for the fourth quarter and fiscal year-end of 2001. The call will include statements regarding the company's expectations regarding its financial performance in the first quarter of fiscal 2002. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for five business days from Wednesday August 1, 2001 to Wednesday, August 8, 2001. Listeners should call 800.428.6051 and use PIN No. "202902."


This press release contains certain forward-looking statements including statements regarding expenses, revenue growth and future operating results, that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers including in the semiconductor industry; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion and HexaVision, the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; decreased acceptance of the company's new or current products in the marketplace; the company's need to adequately invest in research and development; and the company's significant fixed costs that cannot easily be reduced in the event of a decrease in demand.

For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10K for the fiscal year ended June 30, 2000, as well as the company's Form 10Qs for the quarters ended September 30, 2000, December 30, 2000 and March 31, 2001, including the


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discussion in Management's Discussion and Analysis of Financial Condition and
Results of Operations contained therein.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.


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                             ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                      (In thousands, except per share data)




                                                                 Three months ended                  Year ended
                                                            -------------------------      --------------------------
                                                             June 30,        June 30,        June 30,        June 30,
                                                              2001            2000            2001            2000
                                                            ---------       ---------      ---------       ---------
Net revenues                                               $  20,745       $  28,058      $ 100,313       $  99,212
Cost of revenues                                              20,845          15,389         65,303          56,173
                                                           ---------       ---------      ---------       ---------
Gross margin
                                                                (100)         12,669         35,010          43,039
Operating expenses:
    Research, development and engineering                      7,671           4,346         22,727          14,629
    Selling, general and administrative                       10,498           7,454         36,002          29,503
    Merger-related expenses                                       --              --             --             988
    Amortization of goodwill and other
    intangibles                                                1,798             685          6,818             685
                                                           ---------       ---------      ---------       ---------
Total operating expenses                                      19,967          12,485         65,547          45,805
                                                           ---------       ---------      ---------       ---------

Operating income (loss)                                      (20,067)            184        (30,537)         (2,766)

Interest income, net                                             313             165            733             746
                                                           ---------       ---------      ---------       ---------

Income (loss) before income taxes                            (19,754)            349        (29,804)         (2,020)

Provision (benefit) for income taxes                             568              98          5,396            (593)
                                                           ---------       ---------      ---------       ---------

Net income (loss)                                          ($ 20,322)      $     251      ($ 35,200)      ($  1,427)
                                                           =========       =========      =========       =========



Net income (loss) per share:

    Basic                                                  ($   1.55)      $    0.02      ($   3.02)      ($   0.15)
                                                           =========       =========      =========       =========

    Diluted                                                ($   1.55)      $    0.02      ($   3.02)      ($   0.15)
                                                           =========       =========      =========       =========

Number of shares used in computing per share amounts:

    Basic                                                     13,101          10,677         11,637           9,774
                                                           =========       =========      =========       =========

    Diluted                                                   13,101          11,395         11,637           9,774
                                                           =========       =========      =========       =========

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                             ADEPT TECHNOLOGY, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (unaudited)
                     (In thousands, except per share data)


                                                                      June 30,      June 30,
                                                                       2001          2000
                                                                      -------      -------
ASSETS

Current assets:
    Cash, cash equivalents and short term investments                 $21,500      $20,437
    Accounts receivable, less allowance for doubtful accounts of
       $742 at June 30, 2001 and $637 at June 30, 2000                 21,272       25,527
    Inventories                                                        17,750       15,153
    Deferred tax assets and prepaid expenses                            2,069        7,049
                                                                      -------      -------
          Total current assets                                         62,591       68,166

Property and equipment at cost                                         34,520       25,675
Less accumulated depreciation and amortization                         23,789       20,092
                                                                      -------      -------
Net property and equipment                                             10,731        5,583

Goodwill and other intangibles, net                                    16,332       16,963
Other assets                                                            5,919        2,811
                                                                      -------      -------
          Total assets                                                $95,573      $93,523
                                                                      =======      =======


LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
    Accounts payable                                                  $10,369      $10,841
    Other accrued liabilities                                          12,438       10,732
                                                                      -------      -------
          Total current liabilities                                    22,807       21,573

Commitments and contingencies

 Long term liabilities:
    Deferred income tax and other long term liabilities                 1,284        1,222

Total shareholders' equity                                             71,482       70,728
                                                                      -------      -------

          Total liabilities and shareholders' equity                  $95,573      $93,523
                                                                      =======      =======

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